As filed with the Securities and Exchange Commission on July 24, 2020

Registration No. 333-213240

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

TANTECH HOLDINGS LTD

(Exact name of registrant as specified in its charter)

British Virgin Island	Not Applicable
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

c/o Zhejiang Tantech Bamboo Technology Co., Ltd.

No. 10 Cen Shan Road, Shuige Industrial Zone, Lishui City, Zhejiang Province 323000

People’s Republic of China

+86 (578) 226-2305

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

28 Liberty St.

New York, NY 10005

+1-212-894-8940 — telephone

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony W. Basch, Esq.

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 East Cary Street

Richmond, Virginia 23219

+1-804-771-5700 — telephone

+1-888-360-9092 — facsimile

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

On August 22, 2016, Tantech Holdings Ltd (the “Company”) filed a registration statement on Form F-3 (Registration No. 333-213240) (the “Registration Statement”), which registered for sale by the Company from time to time not to exceed $150,000,000 in value of the Company’s securities (the “Securities”). The Company subsequently filed four amendments constituting part of the Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission on March 9, 2017. On September 29, 2017, the Company closed an offering under the Registration Statement in which it sold Securities with the aggregate offering price of $11,106,700.40 (including the potential consideration that may be received by the Company, for registered common shares that are issuable upon cash exercise of registered warrants). No further Securities have been sold under the Registration Statement before its expiration pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”), on March 9, 2020.

As a result, in accordance with the undertaking contained in the Registration, the Company hereby removes from registration all of the Securities registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended to reflect the deregistration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lishui, Zhejiang Province, the PRC, on July 24, 2020.

TANTECH HOLDINGS LTD

By:	/s/ Wangfeng Yan
Name:	Wangfeng Yan
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Weilin Zhang
Name:	Weilin Zhang
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

Note: Pursuant to Rule 478 under the Securities Act, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.